As filed with the Securities and Exchange Commission on June 23, 1999

                                                           REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                                  PIXTECH, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                  04-3214691
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
         incorporation)

   Avenue Olivier Perroy, Zone Industrielle de Rousset, 13790 Rousset, France
              (Address of registrant's principal executive offices)


                   1993 AMENDED AND RESTATED STOCK OPTION PLAN
                            (Full Title of the Plan)


              DIETER MEZGER, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  PixTech, Inc.
                              Avenue Olivier Perroy
                             13790 ROUSSET - FRANCE
                              011-33-4-42-29-10-00
            (Name, address and telephone number of agent for service)

                                 with copies to:

                           MARC A. RUBENSTEIN, ESQUIRE
                               Palmer & Dodge LLP
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100


                                     CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Title of each class of securities      Amount to be       Proposed maximum      Proposed maximum        Amount of
         to be registered               registered       offering price per    aggregate offering   registration fee
                                                              share(1)              price(1)
--------------------------------------------------------------------------------------------------------------------

Common Stock, $0.01 par value            2,500,000              $ 1.5             $ 3,750,000          $ 1,042.50
--------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) based upon the average of the high and low sale prices on June 21, 1999 as reported by the Nasdaq National Market System.

          STATEMENT REGARDING INCORPORATION BY REFERENCE FROM EFFECTIVE
                             REGISTRATION STATEMENT

     Pursuant to Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on October 20, 1995 (File No. 33-98384) relating to the registration of 1,772,114 shares of the Registrant's Common Stock $0.01 par value per share (the "Common Stock") and the Registrant's Registration Statement on Form S-8 filed with the Commission on May 14, 1998 (File No. 333-52651) relating to the registration of 800,000 shares of the Registrant's Common Stock authorized for issuance under the Registrant's 1993 Amended and Restated Stock Option Plan (the "Plan") are incorporated by reference in their entirety in this Registration Statement, except as to items set forth below. This Registration Statement provides for the registration of an additional 2,500,000 shares of the Registrant's Common Stock to be issued under the Plan.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (file No. 000-26380) filed with the Commission on March 11, 1999.

     (b) The Registrant's Quarterly Report on Form 10-Q for the period ending March 31, 1999 (file No. 000-26380) filed with the Commission on May 15, 1999.

     (c) The Registrant's Current Report on Form 8-K filed with the Commission on January 7, 1999.

     (d) The Registrant's Current Report on Form 8-K filed with the Commission on March 24, 1999.

     (e) The Registrant's Current Report on Form 8-K filed with the Commission on May 27, 1999.

     (f) All other reports of the registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the annual report referred to in (a) above.

     (g) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A (File No. 0-26380) filed on July 7, 1995, including any amendment or report filed hereafter for the purpose of updating such description.

     All documents filed after the date of this Registration Statement by the Registrant pursuant to Section 13(a), 13(d), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment that indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares of Common Stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 8. Exhibits.

Exhibit Number                       Description
--------------                       -----------

        5.1 Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder. Filed herewith.

        23.1 Consent of Ernst & Young LLP, independent auditors. Filed herewith

        23.2 Consent of Palmer & Dodge LLP (contained in Opinion of Palmer & Dodge LLP, filed as Exhibit 5.1).

        24.1 Power of Attorney (set forth on the signature page to this Registration Statement).

        24.2 Certified resolution of the Board of Directors authorizing Power of Attorney. Filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, California, on this 15 day of June, 1999.

                                       PIXTECH, INC.

                                       By: /s/ Dieter Mezger
                                           -------------------------------------
                                           Dieter Mezger
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

     We, the undersigned officers and directors of PixTech, Inc., hereby severally constitute and appoint Dieter Mezger, Jean-Luc Grand-Clement, Francis Courreges, Yves Morel, Michael Lytton and Marc A. Rubenstein, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 including any post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

     Signature                        Title                            Date
     ---------                        -----                            ----

/s/ Dieter Mezger                President, Chief Executive        June 15, 1999
--------------------------       Officer and Director
Dieter Mezger                    (Principal Executive Officer)



/s/ Yves Morel                   Chief Financial Officer           June 15, 1999
--------------------------       (Principal Financial Officer)
Yves Morel


/s/ Cathie Tomao                 Controller                        June 15, 1999
--------------------------       (Principal Accounting Officer)
Cathie Tomao


/s/ Jean-Luc Grand-Clement       Chairman of the Board             June 15, 1999
--------------------------
Jean-Luc Grand-Clement

      Signature                   Title                               Date
      ---------                   -----                               ----


/s/ William C. Schmidt           Director                          June 15, 1999
--------------------------
William C. Schmidt


/s/ John A. Hawkins              Director                          June 15, 1999
--------------------------
John A. Hawkins

                                  EXHIBIT INDEX
                                  -------------


Exhibit Number            Description
--------------            -----------

        5.1 Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder.

        23.1    Consent of Ernst & Young LLP, independent auditors.

        23.2 Consent of Palmer & Dodge LLP (contained in Opinion of Palmer & Dodge LLP, filed as Exhibit 5.1).

        24.1 Power of Attorney (set forth on the signature page to this Registration Statement).

        24.2 Certified resolution of the Board of Directors authorizing Power of Attorney.